Exhibit 5(a)

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 8, 2004

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of Huntington Bancshares Incorporated, a Maryland corporation (“Huntington”), relating to the up to 26,515,104 shares of common stock, without par value, of Huntington (including the related preferred share purchase rights, the “Shares”) to be issued by Huntington in connection with the proposed merger of Unizan Financial Corp., an Ohio corporation, with and into Huntington.

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Maryland and the laws of the State of New York.

Based on and subject to the foregoing, we are of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued in accordance with the terms of the Agreement and Plan of Reorganization included as Appendix A to the Registration Statement and as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Laws of the State of Maryland. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz